As filed with the Securities and Exchange Commission on March 1, 2021.

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Supernova Partners Acquisition Company II, Ltd.

(Exact name of registrant as specified in its charter)

Cayman Islands	6770	98 -1574543
(State or other jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code Number)	Identification No.)

4301 50th Street NW,

Suite 300 PMB 1044,

Washington, D.C. 20016

Telephone: (202) 918-7050

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Robert D. Reid

Chief Executive Officer

Supernova Partners Acquisition Company II, Ltd.

4301 50th Street NW,

Suite 300 PMB 1044,

Washington, D.C. 20016

Telephone: (202) 918-7050

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Patrick H. Shannon Jason M. Licht Latham & Watkins LLP 555 Eleventh Street, NW, Suite 1000 Washington, D.C. 20004 Tel: (202) 637-2200	Ryan J. Maierson Latham & Watkins LLP 811 Main Street, Suite 3700 Houston, Texas 77002 Tel: (713) 546-5400	Michael Johns Maples and Calder P.O. Box 309, Ugland House Grand Cayman, KY1-1104 Cayman Islands Tel: (345) 949-8066	Gregg A. Noel P. Michelle Gasaway Skadden, Arps, Slate, Meagher & Flom LLP 300 South Grand Avenue, Suite 3400 Los Angeles, California 90071 Tel: (213) 687-5000

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒ 333-252963

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.:

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging Growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be Registered	Proposed maximum offering price per unit(1)	Proposed maximum aggregate offering price(1)	Amount of registration fee
Units, each consisting of one Class A ordinary share, $0.0001 par value, and one-fourth of one redeemable warrant(2)	5,750,000 units	$10.00	$57,500,000	$6,273.25
Class A ordinary shares included as part of the Units(3)	5,750,000 shares	—	—	— (4)
Redeemable warrants included as part of the Units(3)	1,437,500 warrants	—	—	— (4)
Class A ordinary shares issuable upon exercise of redeemable warrants included as part of the units	1,437,500 shares	11.50(5)	$16,531,250	1,803.56
Total			$74,031,250	$8,076.81(6)

(1)	Estimated solely for the purpose of calculating the registration fee.
(2)

Represents only the additional number of securities being registered. Does not include the securities that the Registrant previously registered on the Registration Statement on Form S-1 (File No. 333-252963). Includes 750,000 units, consisting of 750,000 Class A ordinary shares and 187,500 redeemable warrants, which may be issued upon exercise of a 45-day option granted to the underwriters to cover over-allotments, if any.

(3)

Pursuant to Rule 416(a), there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(4)	No fee pursuant to Rule 457(g).
(5)	Calculated pursuant to Rule 457(g) under the Securities Act, based on the exercise price of the warrants.
(6)

The Registrant previously registered securities having a proposed maximum aggregate offering price of $370,156,250 on its Registration Statement on Form S-1, as amended (File No. 333-252963), which was declared effective by the Securities and Exchange Commission on March 1, 2021. In accordance with Rule 462(b) under the Securities Act, an additional number of securities having a proposed maximum offering price of $74,031,250 is hereby registered, which includes securities issuable upon the exercise of the underwriters’ over-allotment option.

The Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

EXPLANATORY NOTE

This Registration Statement on Form S-1 is being filed by Supernova Partners Acquisition Company II, Ltd., a Cayman Islands exempted company (the “Registrant”), pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and General Instruction V to Form S-1. This Registration Statement relates to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-252963) (the “Prior Registration Statement”), initially filed by the Registrant on February 10, 2021 and declared effective by the Securities and Exchange Commission (the “Commission”) on March 1, 2021. This Registration Statement covers the registration of an additional 5,750,000 of the Registrant’s units (including 750,000 units which may be issued upon exercise of a 45-day option granted to the underwriters to cover over-allotments, if any), each consisting of one Class A ordinary share and one-fourth of one redeemable warrant, each whole warrant entitling the holder thereof to purchase one Class A ordinary share. The required opinion of counsel and related consent and accountant’s consent are attached hereto and filed herewith. Pursuant to Rule 462(b), the contents of the Prior Registration Statement, including the exhibits thereto, are incorporated by reference into this Registration Statement.

CERTIFICATION

The Registrant hereby certifies to the Commission that (1) it has instructed its bank to pay the filing fee set forth on the cover page of this Registration Statement by a wire transfer of such amount to the Commission’s account at U.S. Bank as soon as practicable (but no later than the close of business as of March 2, 2021), (2) it will not revoke such instructions, (3) it has sufficient funds in the relevant account to cover the amount of such filing fee and (4) it will confirm receipt of such instructions by its bank during regular business hours no later than March 2, 2021.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16. Exhibits and Financial Statement Schedules.

(a) Exhibits. All exhibits filed with or incorporated by reference in the Registration Statement on Form S-1 (SEC File No. 333-252963) are incorporated by reference into, and shall be deemed a part of, this Registration Statement, and the following additional exhibits are filed herewith, as part of this Registration Statement:

Exhibit No.	Description

5.1	Opinion of Latham & Watkins LLP.

5.2	Opinion of Maples and Calder, Cayman Islands counsel to the Registrant.

23.1	Consent of Marcum LLP.

23.2	Consent of Latham & Watkins LLP (included in Exhibit 5.1).

23.3	Consent of Maples and Calder (included in Exhibit 5.2).

24	Power of Attorney (included on signature page to the Registrant’s Prior Registration Statement (File No. 333-252963)) filed on February 10, 2021.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on the 1st day of March, 2021.

SUPERNOVA PARTNERS ACQUISITION COMPANY II, LTD.

By:	/s/ Robert D. Reid
Name:	Robert D. Reid
Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Name	Position	Date

*
Spencer M. Rascoff	Co-chair	March 1, 2021

*	Co-chair	March 1, 2021
Alexander M. Klabin

*
Robert D. Reid	Chief Executive Officer and Director (principal executive officer)	March 1, 2021

/s/ Michael S. Clifton
Michael S. Clifton	Chief Financial Officer (Principal Financial and Accounting Officer)	March 1, 2021

*By:	/s/ Michael S. Clifton
Michael S. Clifton
Attorney-in-Fact